EXHIBIT 10.14.3 - Wayne Country Airport Authority

CERTIFICATE OF INSURANCE

This is to certify that the following policy/policies, subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance companies listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that person's or entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein, unless otherwise noted.

CERTIFICATE HOLDER:
Wayne County Airport Authority
Detroit Metroplitan Wayne County Airport
L.C. Smith Terminal-Lobby level (Procurement Department)
Detroit, MI 48242

NAMED INSURED:
Baltia Air Lines, Inc.
Building 151, Room 361
JFK International Airport
Jamaica, NY 11430

Coverage confirmed below is solely in respects to the Willow Run Airport Lease between Wayne County Airport Authority and Baltia Airlines Inc. effective December 2012.

COVERAGE:	*Airport Premises Liability including Bodily Injury, Property Damage and Contractual Liability and on airport premises liability.*
LIMITS OF LIABILITY:	*Not less than $3,000,000 Combined Single Limit Each Occurrence*
POLICY PERIOD:	*12:01 A.M. June 15, 2014 to 12:01 A.M. September 13, 2015*
INSURERS & POLICY NUMBERS:	*See attached schedule*

ADDITIONAL AGREEMENTS:

- *Wayne County Airport Authority and the County of Wayne are included as Additional Insureds as their respective rights and interest may appear.*
- *30 days notice of cancellation, 10 days in the event of non-payment.*
- *Coverage provided will be primary and not contributory nor excess with respect to any other insurance*
- *Insurers agree to waive all rights of subrogation against the certificate holder*

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate upon the earlier of: (i) Policy expiration; (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein; (iii) agreed termination of the Contract(s); and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s) as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.

Certificate Number: 03
Date of Issue: August 5, 2015

Marie Fini

Authorized Representative ***Marie Fini***

Aviation Risk Management Associates, Inc.
377 W. Virginia Street Crystal Lake, IL 60014
Phone: 815-356-8811 Fax: 815-356-8822

BALTIA AIRLINES INC.
Aircraft Hull & Liability
Policy Term: June 15, 2014-June 15, 2015

Schedule of Security

Insurance Company	Policy No.
Underwriters at Lloyds and Various Insurance Companies	AVNPE 1400137
Starr Surplus Lines Insurance Company	SASLAMR63621714-01
Ironshore Specialty Insurance Company	IHM100188-01
XL Insurance Specialty	UA00009913AV14A
Great American Insurance Company	QS2406128-00